Exhibit 10.1

KELLY SERVICES, INC.

2025 EQUITY INCENTIVE PLAN

1. Establishment, Purpose, Duration.

(a) Establishment. Kelly Services, Inc. (the “Company”) hereby establishes an equity compensation plan to be known as the Kelly Services, Inc. 2025 Equity Incentive Plan (the “Plan”), effective as of May 8, 2025 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company at the 2025 annual meeting of stockholders held on the Effective Date. Definitions of certain capitalized terms used in the Plan are contained in Section 2 hereof.

(b) Purpose. The purpose of the Plan is to attract and retain officers and other key Employees, Directors and Consultants, to provide such persons with incentives and rewards for their service and performance, and to align the interests of those persons with the interests of the Company’s stockholders.

(c) Duration. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d) Termination of Prior Plan. If the Company’s stockholders approve the Plan at the 2025 Annual Meeting of Stockholders, the Company’s Equity Incentive Plan, as amended and restated February 15, 2017 (the “Prior Plan”) will terminate in its entirety effective upon stockholder approval of the Plan, and no further awards may be granted under the Prior Plan thereafter; provided that all outstanding awards under the Prior Plan as of the date of the 2025 Annual Meeting of Stockholders shall remain outstanding and shall be administered and settled in accordance with their terms and the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following definitions shall apply.

(a) “Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted or administered or in which Participants work or reside.

(b) “Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share-Based Awards granted pursuant to the terms and conditions of the Plan.

(c) “Award Agreement” means either: (i) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means the occurrence of any one or more of the following:

(i) The Participant’s willful and continued failure to substantially perform his or her duties with the Company (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant, by the Board or the Chief Executive Officer of the Company, that specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Participant has not substantially performed his or her duties, and the Participant has been given an opportunity, within thirty (30) days following the Participant’s receipt of such notice, to meet in person with the Board (or its designee) to explain or defend the alleged act or acts, or failure or failures to act relied upon by the Company and, to the extent such cure is possible, the Participant has not cured such act or acts or failure or failures to act within the thirty (30) day period;

(ii) The Participant’s gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;

(iii) The Participant’s conviction of, or plea of guilty or nolo contendere, to any felony or to any other crime which involves the personal enrichment of the Participant at the expense of the Company; and

(iv) The Participant’s material breach of the Company’s Code of Business Conduct and Ethics.

(f) “Change in Control” means, unless otherwise provided in the applicable Award Agreement, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the Class B common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), unless the Board adopts a resolution stating that such events constitute a Change in Control, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (IV) transfers of shares of Company stock shown as beneficially owned by Terrence E. Adderley Revocable Trust K, and any subsequent transfers of such shares, (V) an acquisition by an underwriter who temporarily holds securities pursuant to an offering of such securities, or (VI) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

(ii) Individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Class B common stock of the Company or the Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the Class B common stock of the Company or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Class B common stock of the Company or the Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, more than twenty percent (20%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such Corporate Transaction, except with respect to any Person who had such ownership in the Company prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the documentation or action of the Board resulting in a Corporate Transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated and in effect thereunder.

(h) “Committee” means the Compensation and Talent Management Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan, and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

(i) “Company” means Kelly Services, Inc., a Delaware corporation, and any successor thereto.

(j) “Consultant” means an independent contractor who (i) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director, and (ii) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence; (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director or Consultant; or (iii) any change in status as long as the individual remains in the service of the Company, a Subsidiary, or successor of either in any capacity of Employee, Director or Consultant (except as otherwise provided in such individual’s Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee to grant such Award. In no event shall the Date of Grant be earlier than the Effective Date.

(m) “Director” means any individual who is a member of the Board and who is not an Employee.

(n) “Disability” means, except as otherwise provided in the applicable Award Agreement, the total and permanent inability of an Employee by reason of sickness or injury to perform the material duties of such Employee’s regular occupation with his or her employer where such inability has existed for at least six continuous months.

(o) “Effective Date” has the meaning given such term in Section 1(a) hereof.

(p) “Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Laws.

(q) “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder, as such law, rules and regulations may be amended from time to time.

(r) “Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (i) the closing sale price per Share on that date as reported on the NASDAQ Global Market or such other principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (ii) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (iii) if neither (i) nor (ii) applies, (A) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (B) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

(s) “Good Reason” shall, with respect to any Participant, have the meaning, if any, specified as applicable to such Participant with respect to an Award in the applicable Award Agreement, or, in the absence of any definition in the applicable Award Agreement, “Good Reason” shall have the meaning, if any, specified as applicable to such Participant pursuant to an applicable severance plan of the Company that covers such Participant or pursuant to an employment, consulting or other agreement for the performance of between the Participant and the Company, if any, that defines such term. For purposes of clarity, a Participant shall have no rights under this Plan with respect to termination for “Good Reason” unless and to the extent that such Participant is a party to an applicable Award Agreement, Company severance plan, or employment agreement, consulting agreement or other agreement for the performance of services between the Participant and the Company that defines the term “Good Reason” with respect to such Participant.

(t) “Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

(u) “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

(v) “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10 hereof.

(w) “Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

(x) “Performance Award” has the meaning given such term in Section 14(a).

(y) “Performance Objectives” means the performance objective or objectives that may be established by the Committee with respect to an Award granted pursuant to the Plan (which may be annual, cumulative or based on some other portion of the applicable performance period). Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, Performance Objectives based upon one or more of the criteria listed in Section 14(a). Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of such factors. Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(z) “Plan” means this Kelly Services, Inc. 2025 Equity Incentive Plan, as it may be amended from time to time.

(aa) “Prior Plan” has the meaning given such term in Section 1(d) hereof.

(bb) “Qualified Termination” means any termination of a Participant’s Continuous Service during the two-year period commencing on the date of a Change in Control (i) by the Company, any of its Subsidiaries or the entity resulting from such Change in Control other than for Cause (and not as a result of the Participant’s Disability or death), or (ii) if (and only if) applicable to such Participant, by the Participant for Good Reason.

(cc) “Restricted Shares” means Shares granted or sold pursuant to Section 8 hereof as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

(dd) “Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9 hereof.

(ee) “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

(ff) “Share” means a share of Class A common stock of the Company, par value $1.00 per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16 hereof.

(gg) “Stock Appreciation Right” means a right granted pursuant to Section 7.

(hh) “Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 hereof. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

(ii) “Subsidiary” means: (i) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (ii) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(jj) “Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

(kk) “Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

(a) Shares Available for Awards. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be four million (4,000,000) Shares, all of which may be issued pursuant to Incentive Stock Options, plus the number of Shares that, immediately prior to the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16 hereof.

(b) Share Counting. Except as provided in Section 3(c) hereof, the following Shares shall not count against, or shall be added back to, the Share limit in Section 3(a) hereof: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated; (ii) Shares covered by an award granted under the Prior Plan that, after stockholder approval of the Plan, is forfeited, canceled, surrendered, or otherwise terminated; (iii) Shares covered by an Award that is settled only in cash; and (iv) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Code provisions relating to Incentive Stock Options under the Code.

(c) Prohibition of Liberal Share Recycling. Notwithstanding Section 3(b), the following Shares subject to an Award shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

(d) Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the sum of (i) the aggregate grant date fair value (determined as of the Date of Grant in accordance with FASB ASC Topic 718) of all Awards granted to any Director during any single fiscal year, plus the aggregate amount of any cash compensation earned by such Director during such fiscal year (in each case taking deferred compensation into account in the year of deferral), shall not exceed one million dollars ($1,000,000).

4. Administration of the Plan.

(a) In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: (i) select Award recipients; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or (v) accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; (vi) construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; (vii) establish, amend, or waive rules and regulations for the Plan’s administration; and (viii) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(b) Determinations. The Committee shall have no obligation to treat Participants or eligible Employees, Directors and Consultants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Consultants, Employees, Participants and their estates and beneficiaries.

(c) Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility, or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the authority to approve and administer all Awards granted to Directors under the Plan, and any references in the Plan to the “Committee” with respect to any such Awards shall be deemed to refer to the Board.

5. Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan, upon selection by the Committee, in the Committee’s discretion. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Laws and the amount of each Award. The type, amount, timing and other terms and conditions of Awards granted under the Plan need not be uniform, comparable or proportionate among Participants, or among Awards that may be granted to a single Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

(b) Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c) Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

(d) Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

(e) Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in the foregoing clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f) Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (A) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (B) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

(b) Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c) Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

(d) Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

(e) Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the exercise price per Share, multiplied by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares subject to the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

(c) Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(d) Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise any voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to any dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that the Committee, in its sole discretion and as set forth in the applicable Award Agreement, may provide for either (x) the current payment of dividends or distributions with respect to an Award of unvested Restricted Shares, or (y) the accumulation or reinvestment in additional Restricted Shares of dividends or distributions paid with respect to an Award of unvested Restricted Shares, with the Participant’s rights with respect to any such accumulated or reinvested dividends or distributions being subject to the same terms and conditions as the original Award (including the satisfaction of applicable service-based vesting conditions and the achievement of any applicable Performance Objectives) until such Award is earned and vested.

9. Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units to the Participant, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof.

(b) Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

(c) Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares (subject to the limitations of Section 12 hereof) or time-based or performance-based units that are settled in Shares and/or cash. For example, and without limiting the foregoing or any other provision of the Plan, the Board, in its discretion, may determine that each Director who is elected at the Company’s annual meeting of stockholders, whose term continues thereafter, or who is elected between annual meetings of stockholders may receive all or any percentage (as determined by the Board in its sole discretion) of his or her annual retainer for services as a Director (“Annual Retainer”) (or pro-rated Annual Retainer for a Director elected between annual meetings of stockholders) in the form of fully vested Shares.

(a) Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

11. Dividend Equivalents. Restricted Share Units and Other Share-Based Awards granted under the Plan may provide the Participant with dividend equivalents, payable either in cash or in additional Shares, and either on a current or a deferred and contingent basis, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any such dividend equivalents with respect to an unvested Performance Award shall be either accumulated in cash or deemed reinvested in additional Restricted Share Units, with the Participant’s rights with respect to any such dividend equivalents being subject to the same terms and conditions as the original Performance Award (including the satisfaction of any applicable service-based vesting conditions and the achievement of the applicable Performance Objectives) until such Performance Award is earned and vested. Notwithstanding anything to the contrary herein, no dividend equivalents may be granted under the Plan with respect to the Shares underlying any Stock Option or Stock Appreciation Right.

12. Minimum Vesting Provisions for Awards to Employees and Consultants. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan to Employees and Consultants (other than Substitute Awards) shall include a minimum restriction period or performance period of at least one year after the Date of Grant of the Award; provided, however, that the Committee may grant Awards to Employees and Consultants without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) hereof; and, provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability, other termination of employment or a Change in Control, by the terms of the Award Agreement or otherwise. For purposes of clarity, neither this Section 12 nor any other provision of the Plan imposes any minimum vesting requirements on any Awards granted to Directors.

13. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, modified or adjusted under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code, or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14. Performance Objectives.

(a) In General. As provided in the Plan, the vesting, exercisability and/or payment of any Award may be conditioned upon the achievement of one or more Performance Objectives (any such Award, a “Performance Award”). Any Performance Objectives shall be based on the achievement of one or more criteria selected by the Committee, in its discretion, which may include, but shall not be limited to, the following:

(i) Earnings (which includes net profits, operating profits, operating earnings, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes, as specified at the time of the any Performance Award is granted) or earnings per Share;

(ii) Revenues;

(iii) Gross Profits;

(iv) Cash flow;

(v) Return on revenues, gross profits, sales, assets or equity;

(vi) Customer or employee retention;

(vii) Customer satisfaction;

(viii) Expenses or expense levels;

(ix) One or more operating ratios;

(x) Stock price;

(xi) Market share;

(xii) Capital expenditures;

(xiii) Net borrowing, debt leverage levels, credit quality or debt ratings;

(xiv) The accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(xv) The Company’s Quality Management System;

(xvi) Shareholder return;

(xvii) Organizational health/productivity;

(xviii) Sales volume; and/or

(xix) Brand or product recognition/acceptance.

(b) Establishment of Performance Objectives. With respect to any Performance Award, the Committee shall establish in writing the Performance Objectives, the performance period, and any formula for computing the payout of the Performance Awards. Such terms and conditions shall be established in writing during the first ninety days of the applicable performance period (or by such other date as may be determined by the Committee, in its discretion).

(c) Certification of Performance. Prior to payment, exercise or vesting of any Performance Award, the Committee will certify in writing whether the applicable Performance Objectives and other material terms imposed on such Performance Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Performance Award.

(d) Adjustments. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.

15. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

16. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A . The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18. Withholding Taxes. To the extent required by Applicable Laws, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment, or recognize the transfer or disposition of any Shares, until such withholding tax obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a value (as determined by the Company) equal to the amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. In no event will the value of the Shares to be withheld or tendered pursuant to this Section 18 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

19. Non-U.S. Participants. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have Employees or Consultants.

20. Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of the Company’s Incentive Compensation Recovery (“Clawback”) Policy as in effect from time to time (and any similar, supplemental, or successor policy).

21. Change in Control.

(a) In General. The Committee may, in its sole discretion and without the consent of any Participant, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of a Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with the Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 16 of the Plan.

(b) Awards that are Assumed. To the extent outstanding Awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 21(a) hereof, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in an applicable Company severance plan, if any:

(i) Any such outstanding Awards that are subject to Performance Objective shall be converted to service-based Awards by the resulting entity based on the Shares payable as if the “target” level Performance Objectives had been achieved, and such converted Awards shall continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period;

(ii) All other such outstanding Awards shall continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period, if any; and

(iii) Notwithstanding the foregoing, if a Participant’s employment is terminated in a Qualified Termination, all such outstanding Awards shall become vested and exercisable or be paid (as applicable) in full, effective as of the date of such Qualified Termination, and any such Awards that are Stock Options or Stock Appreciation Rights shall be cancelled in accordance with Section 21(d) as of the date of termination of employment.

(c) Awards that are not Assumed. To the extent outstanding Awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 21(a) hereof, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in an applicable Company severance plan, if any, then, effective immediately prior to the Change in Control:

(i) All service-based and performance-based vesting restrictions with respect to all such outstanding Awards shall lapse, with any applicable Performance Objectives deemed to be satisfied as if “target” performance had been achieved, and all such Awards shall become fully vested and exercisable or be paid, as applicable, effective as of the date of such Change in Control; and

(ii) All such outstanding Awards that are Stock Options or Stock Appreciation Rights shall be cancelled in accordance with Section 21(d) effective on the Change in Control.

(d) Cancellation Right. The Committee may, in its sole discretion and without the consent any Participant, either by the terms of the applicable Award Agreement or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Award.

(e) Miscellaneous.

(i) Any action or determination to be taken by the Committee pursuant to this Section 21 in connection with a Change in Control shall be taken prior to such Change in Control.

(ii) For purposes of Section 21(b), the cancellation of an Award and subjecting a cash equivalent amount to the remaining vesting schedule based on continued service will be treated as a conversion of an Award that is assumed.

(f) Section 409A. Notwithstanding any provision of this Plan to the contrary, and except as otherwise provided in the Award, if (i) an Award is considered a “deferral of compensation” (within the meaning of Section 409A of the Code), (ii) the Award becomes vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control, and (iii) either such Change in Control is not treated as a “change in ownership” of the Company, a “change in the effective control” of the Company or a “change in the effective ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A of the Code) or payment of the Award is not otherwise permitted upon the Change in Control under Section 409A of the Code without the imposition of taxes and penalties, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control, payment of the vested Award will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of: (A) the Participant’s “separation from service” with the Company (as defined for Section 409A of the Code), provided that if the Participant is a “specified employee” (determined pursuant to the Company’s policy for determining specified employees in accordance with Section 409A of the Code), the payment date shall be the first day of the seventh (7th) month after the date of the Participant’s separation from service; (B) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code); or (C) the Participant’s death.

22. Amendment, Modification and Termination.

(a) In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard, rule or law.

(b) Adjustments to Outstanding Awards. The Committee may, in its sole discretion and without the consent of any Participant, at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.

(c) Prohibition on Repricing Without Stockholder Approval. Except for adjustments made pursuant to Sections 16 or 21 hereof, the Committee will not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price of such Award. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash, without approval of the stockholders of the Company, except as provided in Sections 16 or 21 hereof. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21 hereof.

(d) Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 14(d), 16, 21, 22(b) and 24(e) hereof, which specifically do not require the consent of Participants), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

23. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

24. Miscellaneous.

(a) Stock Ownership Guidelines. By accepting any Award under the Plan, each Participant shall thereby agree to comply with the terms and conditions of any stock ownership guidelines the Company may maintain or establish, as the same may be applicable to the Participant from time to time, including any applicable stock retention requirements thereunder.

(b) Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee, in its discretion, may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. Any elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(c) No Right of Continued Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event shall any Award be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or affiliate.

(d) Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(e) Severability. If any provision of the Plan or an Award Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any Applicable Law, as determined by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to such Applicable Law or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(f) Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan, any Award Agreement and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

(g) Successors. All obligations of the Company under the Plan and with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]